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EXHIBIT 10.52

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND
FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

FIRST AMENDMENT TO THE

DATA TRANSFER, CLINICAL TRIAL AND MARKET SUPPLY AGREEMENT

        THIS FIRST AMENDMENT to the Data Transfer, Clinical Trial and Market Supply Agreement (the "First Amendment"), is made effective as of the 19h day of June, 2002 (the "Amendment Date") by and between InterMune, Inc. ("InterMune"), a Delaware corporation, having an address at 3280 Bayshore Boulevard, Brisbane, California 94005, USA, and Boehringer Ingelheim Austria GmbH ("BI Austria"), an Austrian corporation, having its registered office at Dr. Boehringer-Gasse 5 - 11, A-1121 Vienna, Republic of Austria. InterMune and BI Austria may be referred to herein each individually as a "Party" and jointly as the "Parties."

        WHEREAS, InterMune and BI Austria are parties to the Data Transfer, Clinical Trial and Market Supply Agreement dated the 27th of January, 2000 (the "Agreement"); and

        WHEREAS, relative to the Agreement as originally executed, InterMune and BI Austria have agreed to increased volume and capacity commitments on the part of each Party, and modified pricing and other terms, all as further set forth herein, and wish to amend the Agreement to reflect such terms;

        WHEREAS, InterMune and BI Austria have commenced some additional work and desire to contract for additional services not originally contemplated by the Agreement. These additional services consist of certain process optimization and development work with the objective to establish a robust, high-yield, and large scale process for production of Actimmune drug substance suitable to meet the increased market demand of product.

        NOW, THEREFORE, the Parties hereto agree as follows:

1.
The Austrian Shilling is defined in the Agreement as "ATS" in Section 1.3 of the Agreement. The Parties recognize that the Austrian Shilling has been replaced by the Euro. Section 4.1 of the Agreement says that payments under the Agreement become due in an equivalent amount of Euros instead of Austrian Shillings once the Euro replaces the Austrian Shilling. The Parties agree that this has happened, and that payments under the Agreement shall be in Euros from now on. The new pricing terms being added to the Agreement by this First Amendment are stated in Euros. The Agreement is hereby amended to add as Section 1.18(b) the following definition:

        "EURO means a euro, which is the European unit of currency."

2.
The Agreement is hereby amended to insert as Section 1.38(b) of the Agreement, immediately following Section 1.38 of the Agreement, the following definition:

        [*]

3.
The Agreement is hereby amended to insert a new Section 2.1.7 after Section 2.1.6, as follows:

  "InterMune grants BI Austria a right of first negotiation for the manufacture for clinical and commercial supply of any [*] as follows: If InterMune pursues the development of any [*] then prior to [*], InterMune shall notify BI Austria in writing. If BI Austria responds in writing within [*] after any such notice from InterMune that BI Austria wishes to negotiate with InterMune the terms upon which BI Austria would be willing to manufacture and supply exclusively to InterMune, and InterMune would be willing to purchase from BI Austria, quantities of such product as clinical and commercial supply, then the Parties shall negotiate in good faith such terms for a period of not less than [*] If the Parties do not reach agreement and execute a written agreement setting forth such terms during such time period, then InterMune shall have no further obligation to BI Austria with respect to the manufacture and supply [*]."

4.
The Agreement is hereby amended to delete in its entirety the second (2nd) paragraph of Section 3.2.1 and replace such paragraph with the following:

  "Following BI Austria's and BI Pharma KG's FDA approval to manufacture PRODUCT for market supply, InterMune shall order the requested amounts of PRODUCT. In any case the [*]

5.
The Agreement is hereby amended to insert a new Section 3.2.6 after Section 3.2.5, as follows:

  "3.2.6    If InterMune determines that [*] vials of PRODUCT per year exceeds InterMune's annual requirements for PRODUCT, then InterMune may so notify BI Austria, stating the number of vials of PRODUCT that InterMune predicts it will actually require going forward from the date of InterMune's notice (the "Revised Level"). If InterMune provides BI Austria with such a notice, then:

          3.2.6.1    InterMune shall purchase (in due course on the timeline otherwise provided for hereunder) the quantities for delivery in the [*] quarters of the then-current forecast pursuant to Section 3.2.1 then in effect. In such event, the [*] quarters of such forecast shall also become binding so that all costs for PRODUCT ordered for delivery in the [*] quarters fall due and have to be paid by InterMune; (for the avoidance of doubt, the amounts forecast for such [*] shall [*] as the [*] in accordance with Section 3.2.3); also for the avoidance of doubt, InterMune shall also purchase from BI Austria any quantities of PRODUCT delivered in accordance with any purchase order hereunder in effect at the time of InterMune's notice.

          3.2.6.2    And, the Parties shall negotiate in good faith (a) any adjustments to the financial terms of this Agreement that may be required to reflect [*] associated with [*] rather than on the scale of [*] vials per year, and (b) a [*] on the part of BI Austria pursuant to Section [*] Such [*] at the [*] may include a [*] to [*] to manufacture PRODUCT at the scale of [*] vials per year, which [*] cannot be [*] if not [*] PRODUCT for InterMune at the Revised Level. Such [*] shall be subject to audit by an independent accountant [*] to BI Austria concurrently with the negotiations."

6.
The Agreement is hereby amended to delete Section 3.3.4 is in its entirety and replace it with the following:

  "InterMune shall be obligated to buy and BI Austria shall be obligated to sell only the quantities of PRODUCT which are subject to a purchase order accepted by BI Austria; provided that BI Austria shall accept sufficient purchase orders from InterMune annually to meet its obligations pursuant to Section 3.6.2 and in accordance with the rolling forecast model pursuant to Section 3.2.1. Any purchase order (or portion thereof) for which InterMune has not received a written rejection from BI Austria within [*] of BI Austria's receipt of such purchase order shall be deemed accepted by BI Austria."

7.
The Agreement is hereby amended to delete Section 3.6.2 in its entirety and replace it with the following:

  "BI Austria guarantees to have reserved the capacity to manufacture, and to have manufactured at BI Pharma KG (i) a minimum of [*] vials per year through calendar year [*] ; (ii) a minimum of [*] vials per year [*]; and (iii) a minimum of [*] vials in each calendar year thereafter during the term of this Agreement. Such vials may be packaged and labeled for market supply, or unpackaged and/or unlabeled for clinical supply, as requested by InterMune in its purchase orders therefore. InterMune presumes that the amount of vials requested per year might exceed such minimum number of vials in the years in which such minimums apply as set forth above. Should it become at any time apparent that InterMune requires a greater quantity of PRODUCT than the minimum required of BI Austria as set forth above for any particular year, InterMune will notify BI Austria thereof. BI Austria shall inform as soon as reasonably possible InterMune [*] vials for the applicable calendar year. The Parties acknowledge that a lead time of up to [*] years may be required [*] to manufacture [*] . Upon agreement on the costs and lead time BI Austria shall reserve the capacity needed for the increased demand of PRODUCT.

  Should it become at any time apparent that it would not be feasible for BI Austria to provide manufacturing capacity at BI Austria for [*] (i) equivalent to [*] vials, during any calendar year [*]; (ii) equivalent to [*] vials per year, [*]; or (iii) equivalent to at least [*] vials per year, during any calendar year after [*], BI Austria will notify InterMune thereof."

8.
The Agreement is hereby amended to insert a new Section 2.2.8. after Section 2.2.7, as follows:

  "Development and Scale-up of the MANUFACTURING PROCESS. The Parties decided to conduct a development program to develop a robust, high-yield, and large scale process for production of BBS (1.11) suitable to meet the increased market demand of PRODUCT. The Parties decided to conduct such a program as additional services under this Agreement, but the [*] in this Agreement as originally executed. As of the Amendment Date (as defined in the First Amendment to this Agreement), the Parties have commenced and have plans to continue certain additional services, and have agreed upon the financial terms and work plans for such additional services. All such additional services that have been agreed upon by the Parties as of the Amendment Date are listed in Appendix D to this First Amendment and shall be carried out by the Parties in accordance with the work plan referenced in Exhibit D. All costs arising out of such additional services shall be paid in accordance with the respective payment schedule as also listed in Appendix D to this First Amendment. If the Parties plan and agree upon new process development projects pursuant to this Agreement beyond that which is agreed upon on the Amendment Date, they will exchange written plans for such work and the financial terms, if any, therefor, prior to commencing the work."

9.
The Agreement is hereby amended to delete the number "2006" in Section 13.1 and replace it with the number [*]
10.
The Agreement is hereby amended to delete in its entirety Section 14.4 and replace it with the following:

  "Notices

        Any notice required or permitted to be given hereunder by either Party shall be in writing and shall be (i) delivered personally, (ii) sent by registered mail, return receipt requested, postage prepaid or (iii) delivered by facsimile and confirmed by certified or registered mail to the addresses or facsimile numbers set forth below:

If to InterMune:	InterMune, Inc. 3280 Bayshore Boulevard Brisbane, CA 94005 USA Facsimile: +1 - 415 - 466 - 2340 Attention: Peter Van Vlasselaer
with a copy to:	InterMune, Inc. 3280 Bayshore Boulevard Brisbane, CA 94005 USA Facsimile: +1 - 415 - 508 - 0006 Attention: General Counsel

If to BI Austria:	Boehringer Ingelheim Austria GmbH Dr. Boehringer-Gasse 5 - 11 A-1121 Vienna, Republic of Austria Facsimile: +43 - 1-801 05 - 2440 Attention: Monika Henninger Corporate Division Biopharmaceuticals
with a copy to:	Business Support Biotech Boehringer Ingelheim GmbH Binger Strasse 173 D-55 216 Ingelheim am Rhein Facsimile: +49 - 61 32 77 - 98 287 Attention: Rolf G. Werner
11.
The Agreement is hereby amended to delete in their entireties Exhibit 8, and replace it with the replacement exhibit appended hereto as Appendix B to apply going forward from the Amendment Date. The Agreement is hereby amended to provide an Appendix C, to apply to pricing for PRODUCT delivered under the Agreement on or after [*]. All references in the Agreement to Exhibit 17 shall be deemed to refer to Appendix C whenever relating to PRODUCT delivered on or after [*]. The prices for PRODUCT delivered [*] continue to be as set forth in Exhibit 17 to the Agreement. The Agreement is hereby amended by a new Appendix D, listing all additional services to be carried out by BI Austria and the corresponding payment schedule.
12.
The Table of Contents attached to this First Amendment as Appendix A is hereby appended to the Agreement.
13.
The miscellaneous provisions included in the Agreement in Article 14 shall govern this First Amendment in the same way that they govern the Agreement.
14.
This First Amendment amends the terms of the Agreement. Except as stated in this First Amendment, the Agreement remains in full force and effect.

In Witness Whereof, the Parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the Amendment Date.

Vienna, Austria	Brisbane, California
BOEHRINGER INGELHEIM		INTERMUNE, Inc.
AUSTRIA GmbH
By:	/s/ KURT KONOPITZKY	By:	/s/ W. SCOTT HARKONEN
Name:	Dr. Kurt Konopitzky	Name:	Scott Harkonen, MD
Title:	Head of Biopharmaceutical Operations	Title:	Chief Executive Officer
Date:	19 June 2002	Date:	19 June 2002
By:	/s/ PROF WERNER	By:	/s/ PETER VAN VLASSELAER
Name:	Prof. Dr. Rolf G. Werner	Name:	Peter Van Vlasselaer, Ph.D.
Title:	Head of Corporate Division Biopharmaceuticals	Title:	Sen. Vice President Techn. Operations
Date:	19 June 2002	Date:	19 June 2002

APPENDIX TO FIRST AMENDMENT continued
dated 11 June, 2002

1.	DEFINITIONS		2
	1.1	AFFILIATE	2
	1.2	APPROVAL	2
	1.3	ATS	3
	1.4	BI AUSTRIA'S IMPROVEMENTS	3
	1.5	BI AUSTRIA'S TECHNOLOGY	3
	1.6	BI TERRITORY	3
	1.7	BII	3
	1.8	BI PHARMA KG	3
	1.9	BI PRODUCT	3
	1.10	BLA	3
	1.11	BULK BIOLOGICAL SUBSTANCE (BBS)	3
	1.12	BULK SPECIFICATIONS	4
	1.13	cGMP	4
	1.14	CMC	4
	1.15	COA	4
	1.16	COC	4
	1.17	CONFIDENTIAL INFORMATION	4
	1.18	CONTROLLED	4
	1.18(b)	EURO	See First Amendment
	1.19	FDA	4
	1.20	FD&C ACT	5
	1.21	FILLING SITE CHANGE	5
	1.22	FINAL RELEASE	5
	1.23	GENENTECH PRODUCT	5
	1.24	Genentech Technology	5
	1.25	HEALTH AUTHORITIES	5
	1.26	INFORMATION	5
	1.27	INTERFERON-GAMMA l b	5
	1.28	INTERMUNE'S Technology	6
	1.29	MCB	6
	1.30	MANUFACTURING PROCESS	6
	1.31	Material Supply Breach	6
	1.32	PRODUCT	6
	1.33	PROJECT MANAGER	6
	1.34	PRODUCT SPECIFICATIONS	6

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	1.35	PROJECT TEAM		6
	1.36	QUALITY ASSURANCE REQUIREMENTS		7
	1.37	RELEASE		7
	1.38	SERVICES		7
	[*]
	1.39	STEERING COMMITTEE		7
	1.40	TERRITORY		7
	1.41	US		7
2.	DATA TRANSFER AND PRODUCT COMPARISON			8
	2.1	InterMune's Tasks and Responsibilities		8
		2.1.1	Documentation	8
		2.1.2	Material	8
		2.1.3	Data	8
		2.1.4	Support	8
		2.1.5	Contact with HEALTH AUTHORITIES	9
		2.1.6	Shipment of Material by InterMune	9
	2.2	BI Austria's Tasks and Responsibilities		10
		2.2.1	Comparison of Documentation and Materials	10
		2.2.2	Production Runs	10
		2.2.3	Additional Runs	10
		2.2.4	Additional Documentation	10
		2.2.5	Regulatory Support	11
		2.2.6	Format and Content of Documents	11
		2.2.7	Standard of Performance	12
3.	MANUFACTURE AND SUPPLY			12
	3.1	General		12
	3.2	Forecasts		13
	3.3	Purchase Orders		15
	3.4	Shipment of PRODUCT and Material by BI Austria		15
	3.5	Testing and Rejection		16
	3.6	Increase of Manufacturing Capacity		17
	3.7	Second Source Manufacturer		18
	3.8	Material SUPPLY BREACH		19
4.	PRICES AND PAYMENT			20
5.	QUALITY ASSURANCE AND COMPLIANCE WITH LAW			21
	5.1	Release of Product		21
	5.2	Storage of Records and Batch Samples		22
	5.3	Final Release		23

ii

	5.4	Third Party Services	23
	5.5	Consent to Changes	23
	5.6	Inspections by HEALTH AUTHORITIES	23
	5.7	Audits by InterMune	25
	5.8	Manufacturing Facilities	26
	5.9	Compliance with Law	26
	5.10	Environmental	26
6.	CO-OPERATION AND CO-ORDINATION BETWEEN THE PARTIES		27
	6.1	PROJECT TEAM	27
	6.2	Steering Committee	28
	6.3	Limitation of Powers	29
7.	INTELLECTUAL PROPERTY AND LICENSES		29
	7.6	New Indications	30
8.	COMPLAINTS; ADVERSE EVENTS; RECALLS		31
	8.4	Insurance	31
9.	REPRESENTATIONS AND WARRANTIES		32
10.	INDEMNIFICATION		34
11.	LIMITATIONS ON LIABILITY		35
12.	CONFIDENTIALITY		36
13.	DURATION AND TERMINATION		37
	13.1	Duration	37
	13.2	Early Termination	37
	13.3	Effect of Termination	38
14.	MISCELLANEOUS		39
	14.1	Performance by Affiliates	39
	14.2	Force Majeure	40
	14.3	Assignment	40
	14.4	Notices	41
	14.5	Dispute Resolution; Governing Law	42
	14.6	Independent Contractor	42
	14.7	Waiver	42
	14.8	Severability	43
	14.9	Entire Agreement	43
	14.10	Headings	43
	14.11	Ambiguities	43
	14.12	Counterparts	43
	14.13	English Language	43

iii

APPENDIX B TO FIRST AMENDMENT continued
dated 11 June, 2002

Appendix B replaces EXHIBIT 8 to the Agreement

  Project Manager and Project Team:

  BI Austria and BI Pharma KG

Project Manager:	Dr. Monika Henninger, Business Support Biotech
Project Team:	[*]
[*]
[*]
[*]
[*]
[*]
InterMune
Project Manager:	Peter Van Vlasselaer, Ph.D., Senior VP Technical Operations
Project Team:	Staci Ellis, Associate Director Regulatory
[*]
[*]
[*]

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APPENDIX C TO FIRST AMENDMENT

Appendix C replaces EXHIBIT 17 of the Agreement

Prices and Price Adjustments

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APPENDIX D TO FIRST AMENDMENT continued
dated 11 June, 2002

In the technical protocols [*], the Parties have exchanged a work plan setting forth the development work to which they have agreed (the "Work Plan"). [*] for the work under the Work Plan are as set forth below in this Appendix D.

Actimmune—Process development and scale up

To be described in written protocols approved by the Parties

Activity	[*]
[*]	[*]
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QuickLinks

FIRST AMENDMENT TO THE DATA TRANSFER, CLINICAL TRIAL AND MARKET SUPPLY AGREEMENT
APPENDIX TO FIRST AMENDMENT continued dated 11 June, 2002
APPENDIX B TO FIRST AMENDMENT continued dated 11 June, 2002
APPENDIX C TO FIRST AMENDMENT
APPENDIX D TO FIRST AMENDMENT continued dated 11 June, 2002